Exhibit 99.2

Progenity Unaudited Pro Forma Condensed Consolidated Financial Information

SAN DIEGO, December 20, 2021 – Progenity, Inc. (Nasdaq: PROG), a biotechnology company innovating in the field of oral biotherapeutics for gastrointestinal health and beyond, closed the divestiture of its affiliate Avero Diagnostics (“Avero”) through an asset sale to Northwest Pathology. Beginning in the second quarter of 2021, Avero’s historical financial results for periods prior to the divestiture will be reflected in Progenity’s condensed consolidated financial statements as discontinued operations.

The following unaudited pro forma condensed consolidated statement of income of Progenity for the year ended December 31, 2020 is presented as if the divestiture had occurred as of January 1, 2020 and gives effect to the elimination of the historical Avero financial results due to the divestiture. The following unaudited pro forma condensed consolidated statements of income of Progenity for the year ended December 31, 2019 only gives effect to the elimination of the historical Avero financial results as if the divestiture had occurred as of January 1, 2019. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2021 is presented as if the divestiture had occurred as of September 30, 2021.

The following pro forma financial statements are based on information currently available, including certain assumptions and estimates. They are intended for informational purposes only, and do not purport to represent what Progenity’s financial position and results of operations actually would have been had the divestiture occurred on the dates indicated, or to project Progenity’s financial position or results of operations for any future date or period.

The information in the “Historical” columns in the unaudited pro forma condensed consolidated statements of income and the unaudited pro forma condensed consolidated balance sheet was derived from Progenity’s historical consolidated financial statements for the periods and as of the date presented and does not reflect any adjustments related to the divestiture and related events. The following unaudited pro forma condensed consolidated financial statements have been derived from Progenity’s historical consolidated financial statements as of and for each of the two years ended December 31, 2020, and as of and for the nine-month period ended September 30, 2021. The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with the audited consolidated financial statements, the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Progenity’s Annual Report on Form 10-K for the year ended December 31, 2020.

The information in the “Avero Divestiture” columns in the unaudited pro forma condensed consolidated statements of income and the unaudited pro forma condensed consolidated balance sheet has been prepared in accordance with the discontinued operations guidance in Accounting Standards Codification 205, “Financial Statement Presentation” and therefore does not reflect what Avero’s results of operations would have been on a stand-alone basis and are not necessarily indicative of Avero’s future results of operations.

In June 2021, the Company announced its plan to reallocate resources to research and development to better position the business for future growth. The plan included the closure of the Progenity genetics laboratory in Ann Arbor, Michigan and the divestiture of Avero. The Company stopped providing genetic laboratory-developed test services in its Ann Arbor, Michigan laboratory as of June 30, 2021. The adjustments to reflect the closure of the Progenity genetics laboratory are included in the "Transaction Accounting Adjustments" column in the unaudited pro forma condensed consolidated statements of income, see the accompanying notes.

Progenity, Inc.

Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2021

(Unaudited)

(In thousands)

	Historical	Avero Divestiture		Pro Forma Progenity
Assets
Current assets:
Cash and cash equivalents	$54,136	$8,437	(a)	$62,573
Accounts receivable, net	1,917			1,917
Prepaid expenses and other current assets	10,372			10,372
Current assets of disposal group held for sale	26,545	(23,214)		3,331
Total current assets	92,970	(14,777)		78,193
Property and equipment, net	4,564			4,564
Other assets	147			147
Total assets	$97,681	$(14,777)		$82,904
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	7,989			7,989
Accrued expenses and other current liabilities	40,850			40,850
Warranty Liability	42,402			42,402
Current portion of mortgages payable	75			75
Current portion of capital lease obligations	35			35
Current liabilities of disposal group held for sale	11,922	(1,831)		10,091
Total current liabilities	103,273	(1,831)		101,442
Mortgages payable, net of current portion	1,219			1,219
Convertible notes, net of unamortized discount of $8,255	156,045			156,045
Other long-term liabilities	14,110			14,110
Total liabilities	$274,647	$(1,831)		$272,816
Commitments and contingencies
Stockholders' deficit:
Common stock – $0.001 par value. 350,000,000 shares authorized; 123,279,683 shares issued; 119,567,684 shares outstanding	83			83
Additional paid-in capital	537,548			537,548
Accumulated deficit	(695,813)	(12,946)	(b)	(708,759)
Treasury stock – at cost; 3,711,999 shares of common stock	(18,784)			(18,784)
Total stockholders' deficit	(176,966)	(12,946)		(189,912)
Total liabilities and stockholders' deficit	$97,681	$(14,777)		$82,904

Progenity, Inc.

Pro Forma Condensed Consolidated Statements of Operations

Nine Months Ended September 30, 2021

(Unaudited)

(In thousands, except share and per share amounts)

	Historical	Avero Divestiture	Pro Forma Progenity
Revenues	$812		$812
Cost of sales	-		-
Gross profit	812	-	812
Operating expenses:
Research and development	37,300	-	37,300
Selling and marketing	4,437		4,437
General and administrative	56,753		56,753
Total operating expenses	98,490	-	98,490
Loss from operations	(97,678)	-	(97,678)
Interest expense	(10,450)		(10,450)
Loss on warrant liability	(5,818)		(5,818)
Interest and other income, net	18,211	-	18,211
Loss before income taxes	(95,735)	-	(95,735)
Income tax benefit	-		-
Loss from continuing operations	(95,735)	-	(95,735)
Loss from discontinued operations	(58,804)	13,629	(45,175)
Net loss	$(154,539)	$13,629	$(140,910)
Net loss per share attributable to common stockholders, basic and diluted	$(2.13)		$(1.94)
Weighted average number of shares outstanding, basic and diluted	72,590,873		72,590,873

Progenity, Inc.

Pro Forma Condensed Consolidated Statements of Operations

Year Ended December 31, 2020

(Unaudited)

(In thousands, except share and per share amounts)

	Historical	Avero Divestiture	Transaction Accounting Adjustments (c)	Pro Forma Progenity

Revenues	$74,313	$(40,370)	$(33,781)	$162
Cost of sales	93,433	(34,758)	(58,675)	—
Gross (loss) profit	(19,120)	(5,612)	24,894	162
Operating expenses:
Research and development	47,743	—	—	47,743
Selling and marketing	52,887	(9,036)	(37,902)	5,949
General and administrative	75,438	(8,010)	(10,780)	56,648
Total operating expenses	176,068	(17,046)	(48,682)	110,340
Loss from operations	(195,188)	11,434	73,576	(110,178)
Interest expense	(9,984)	69		(9,915)
Interest and other expense, net	(24,888)	(196)		(25,084)
Loss before income taxes	(230,060)	11,307	73,576	(145,177)
Income tax benefit	(37,532)			(37,532)
Loss from continuing operations	(192,528)	11,307	73,576	(107,645)
Loss from discontinued operations	—		(73,576)	(73,576)
Net loss	(192,528)	11,307	—	(181,221)
Dividend paid to preferred stockholders	(268)			(268)
Net loss attributable to common stockholders	$(192,796)	$11,307	$-	$(181,489)
Net loss per share attributable to common stockholders, basic and diluted	$(7.01)			$(6.60)
Weighted average shares outstanding, basic and diluted	27,512,876			27,512,876

Progenity, Inc.

Pro Forma Condensed Consolidated Statements of Operations

Year Ended December 31, 2019

(Unaudited)

(In thousands, except share and per share amounts)

	Historical	Avero Divestiture	Transaction Accounting Adjustments (c)	Pro Forma Progenity

Revenues	$143,985	$(41,231)	$(102,754)	$—
Cost of sales	100,492	(30,539)	(69,953)	—
Gross profit (loss)	43,493	(10,692)	(32,801)	—
Operating expenses:
Research and development	63,400	(28)		63,372
Selling and marketing	58,888	(6,825)	(44,214)	7,849
General and administrative	61,324	(7,106)	(8,001)	46,217
Total operating expenses	183,612	(13,959)	(52,215)	117,438
Loss from operations	(140,119)	3,267	19,414	(117,438)
Interest expense	(9,199)	(120)		(9,319)
Interest and other income, net	575	1		576
Loss before income taxes	(148,743)	3,148	19,414	(126,181)
Income tax benefit	(706)			(706)
Loss from continuing operations	(148,037)	3,148	19,414	(125,475)
Loss from discontinued operations	—	—	(19,414)	(19,414)
Net loss	(148,037)	3,148	—	(144,889)
Dividend paid to preferred stockholders	(3,652)			(3,652)
Stock dividend on exchange of Series A-1 to Series B Preferred Stock	(27,637)			(27,637)
Stock dividend on Series B Preferred Stock	(49,501)			(49,501)
Net loss attributable to common stockholders	$(228,827)	$3,148	$-	$(225,679)
Net loss per share attributable to common stockholders, basic and diluted	$(46.87)			$(46.22)
Weighted average shares outstanding, basic and diluted	4,882,662			4,882,662

Progenity, Inc.

Pro Forma Condensed Consolidated Financial Information

(Unaudited)

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

a)
Adjustment represents cash consideration from the sale of Avero for $10.9 million, less transaction costs of $2.5 million.
b)
Adjustment represents the loss on the Sale Transaction assuming the Company had completed the sale as of September 30, 2021 is as follows (in thousands):

Net cash proceeds	$10,887
Net assets sold	(21,209)
Adjustment for transaction costs	(2,450)
Loss on sale	$(12,946)

The loss is only reflected in retained earnings on the unaudited pro forma condensed consolidated balance sheet as of September 30, 2021. The actual loss on the sale of Avero will likely be different from the amount above due to a difference in (i) asset and liability balances at the date the Sale Transaction closes, (ii) certain working capital adjustments, (iii) the actual Sale Transaction costs used in determining the net cash proceeds from the Sale Transaction.

c)
As presented within the Q2 2021 10-Q filed on August 12, 2021, in order to refocus efforts and resources on the Company's research and development pipeline, in June 2021, the Company announced a strategic transformation that included the closure of the Progenity genetics lab in Ann Arbor, Michigan. These adjustments are to re-classify the operations related to the Progenity genetics lab from continuing operations to discontinued operations for the annual periods ending December 31, 2020 and December 31, 2019.